Exhibit (11) - Statement Re: Computation of Earnings per Unit

                                                                  For The Year Ended
                                                                       June 30,
                                                       -----------------------------------------
                                                          1997          1996            1995
                                                       ---------     -----------     -----------

Average units outstanding (1)                          5,421,671       5,766,897       6,399,722

Net effect of dilutive stock options based on the
 treasury stock method using average market price        250,881         183,782               0
                                                       -----------------------------------------
Average units and equivalent units outstanding         5,672,552       5,950,679       6,399,722
                                                       =========================================

Income from continuing operations:
Income before interests of General Partners            $ 420,306     $15,786,816     $ 5,517,331

Applicable to interests of:
  General Partners of subsidiary partnerships             58,629         193,665          67,187
  1% General Partnership interest of BCLP                  3,617         155,932          54,498
                                                       -----------------------------------------
                                                          62,246         349,597         121,685
                                                       -----------------------------------------

Applicable to interests of Limited Partners            $ 358,060     $15,437,219     $ 5,395,646
                                                       =========================================

Per Limited Partnership Unit                           $    0.06     $      2.59     $      0.84
                                                       =========================================
Net income (loss)
  Net income (loss) before interests of General
   Partners                                            $ 420,306     $54,200,529     $16,156,006

Applicable to interests of:
  General Partners of subsidiary partnerships             58,629         756,574         453,796
  1% General Partnership interest of BCLP                  3,617         534,440         157,019
                                                       -----------------------------------------
                                                          62,246       1,291,014         610,815
                                                       -----------------------------------------

Applicable to interests of Limited Partners            $ 358,060     $52,909,515     $15,545,191
                                                       =========================================

Per Limited Partnership Unit                           $    0.06     $      8.89     $      2.43
                                                       =========================================

(1)                                             Computation of Average Units Outstanding
                                                       For The Year Ended June 30,
                                                ----------------------------------------
                                                  1997           1996           1995
                                                ---------      ---------      ---------

Days in year                                          365            366            365
Computation of average units outstanding:
  Units outstanding July 1 - August 29          5,876,164      6,399,722      6,399,722
  Units outstanding August 30 - November 29     5,876,164      5,641,278      6,399,722
  Units outstanding November 30- June 28        5,096,164      5,641,278      6,399,722
  Units outstanding June 29                     5,096,164      5,876,164      6,399,722
  Units outstanding June 30                     5,346,164      5,876,164      6,399,722
                                                ---------------------------------------

Average units outstanding                       5,421,671      5,766,897      6,399,722
                                                =======================================